Exhibit 4.18

DECLARATION OF TRUST

OF

HMB CAPITAL TRUST III

THIS DECLARATION OF TRUST, dated as of August 26, 2005, (this “Declaration of Trust”), is made by and among, (i) HomeBanc Corp., a Georgia corporation and HomeBanc Mortgage Corporation, a Delaware corporation, as depositors (each a “Depositor” and together, the “Depositors”); (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Delaware Trustee”); and (iii) John Kubiak and James Krakau, each an individual, as administrators (each an Administrator and together, the “Administrators”). The Depositors, the Administrators and the Delaware Trustee hereby agree as follows:

1. The trust created hereby shall be known as “HMB Capital Trust III” (the “Trust”), in which name the Administrators or the Depositors, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositors each hereby contribute, assign, transfer, convey and set over to the Trust the sum of Ten Dollars ($10.00). Such amounts shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositors. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3. The Depositors, the Administrators and the Delaware Trustee will enter into an amended and restated Declaration of Trust satisfactory to each such party and in substantially the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the preferred capital securities and the common securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Administrators may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4. The Depositors, as sponsors of the Trust, are hereby authorized, in their discretion, to (i) file with the Securities and Exchange Commission (the “Commission”) and execute, acting singly or jointly, in each case on behalf of the Trust, (a) the

Registration Statement on Form S-3 (the “1933 Act Registration Statement”) (including any pre-effective or post-effective amendments to the 1933 Act Registration Statement) relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the preferred capital securities of the Trust and certain other securities; (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred capital securities required to be filed pursuant to Rule 424 under the 1933 Act; (c) a registration statement filed pursuant to Commission Rule 462(b); and (d) a Registration Statement on Form 8-A or Form 10, as applicable (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the preferred capital securities of the Trust under the Securities Exchange Act of 1934, as amended (the “1934 Act”); (ii) file with the New York Stock Exchange or any other securities exchange (each, an “Exchange”) or securities markets and execute, acting singly or jointly, on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred capital securities to be listed on any of the Exchanges or securities markets; (iii) file and execute, acting singly or jointly, on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the preferred capital securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Depositors, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, acting singly or jointly, on behalf of the Trust one or more underwriting or agency agreements relating to the preferred capital securities, among the Trust, the Depositors and the underwriter(s) or placement agent(s) named therein. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange, a securities market or state securities or blue sky laws, to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee, in its capacity as Delaware Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as Delaware Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange, applicable securities market, or state securities or blue sky laws. In connection with the filings referred to above, the Depositors and John Kubiak and James Krakau, each as Administrators and not in their individual capacities, hereby constitute and appoint Charles W. McGuire, John Kubiak and James Krakau and each of them, as its and their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositors or such Trustee or in the Depositors’ or such Administrators’ name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositors or such Administrator might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, an Exchange or securities market, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee, in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or Blue Sky laws.

5. This Declaration of Trust may be executed in one or more counterparts.

6. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositors which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositors are entitled to appoint or remove without cause any trustee of the Trust at any time, and may designate one or more successor trustees at any time. Any trustee of the Trust may resign upon thirty (30) days’ prior notice to the Depositors.

7. The Depositors hereby agree jointly and severally to (i) compensate the Delaware Trustee for its services hereunder in an amount separately agreed to by the Depositors and the Delaware Trustee, (ii) reimburse the Delaware Trustee for all reasonable expenses actually incurred (including reasonable fees and expenses of counsel and other experts), and (iii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever actually incurred (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositors shall not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

8. The Trust may be dissolved and terminated before the issuance of the preferred capital securities of the Trust at the election of either of the Depositors.

9. Either, but not both, of the Depositors may resign by providing written notice to Wilmington Trust Company, as Trustee. Upon receipt of such notice, the Trust shall return $10 of the trust assets to the resigning Depositor and all rights, privileges, obligations or liabilities of such Deposit shall cease.

10. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

HOMEBANC CORP., as Depositor

By:	/s/ JOHN KUBIAK
Name:	John Kubiak
Title:	SVP/CIO

HOMEBANC MORTGAGE CORPORATION, as Depositor

By:	/s/ JOHN KUBIAK
Name:	John Kubiak
Title:	SVP/CIO

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ CHRISTOPHER J. MONIGLE
Name:	Christopher J. Monigle
Title:	Assistant Vice President

By:	/s/ JAMES KRAKAU
Name:	James Krakau
As Administrator

By:	/s/ JOHN KUBIAK
Name:	John Kubiak
As Administrator